Public STEERS, Series IBM-Z2 Classes A & B
                      International Business Machines Corp.


Issuer: The Trust(s), which will be established by Merrill Lynch Depositor Inc., solely for the purpose of issuing the Trust Certificates (the "Certificates").

Certificates Offered:                  Public STEERS Trust Certificates, Series
                                       1998 IBM-Z2 (the "Certificates")

Underlying Securities:                 The sole assets of the Trust will be $95
                                       million 7.125% Debentures due December 1,
                                       2096 (the "Underlying Securities") issued by IBM Corp. (the "Issuer"). Cusip:
                                       459200AP6

Initial Issue Date:                    February 20, 1998

Trade Date:                            April 17, 1998

Cut-Off Date:                          December 1, 1997

Settlement Date:                       May 1, 1998

Class A Certificates
--------------------

Par Amount:                            Approximately $76,586,000, bonds amortize
                                       on a level yield basis

Class A Distributions:                 The Class A Certificates are entitled to
                                       receive each coupon payment on the
                                       Underlying Securities until and including the Final Distribution Date.

Certificate Coupon:                    6.415%

Certificate Coupon                     Each June 1 and December 1 commencing
Payment Dates:                         June 1, 1998. Modified following business
                                       day will apply without adjustment for
                                       period end dates.

Coupon Day Count:                      30/360

Final Scheduled                        June 1, 2018
Distribution Date:


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Class B Certificates
--------------------

Par Amount:
$95,000,000

Class B Distributions:                 Class B investors are entitled to receive
                                       the Underlying Bonds on the Final
                                       Distribution Date.

Coupon:                                7.125%

Coupon Payment Dates:                  Each June 1 and December 1 commencing
                                       December 1, 2018. Modified following
                                       business day will apply without
                                       adjustment for periods end dates.

Coupon Day Count:                      30/360

Maturity:                              December 1, 2018

Bond Default/Issuer Tax                In the event of an occurrence of default,
Call/ Acceleration of                  tax call or acceleration of the maturity
Maturity:                              with respect to the Underlying Securities
                                       prior to their stated maturity date, the trustee, if applicable, will sell the Underlying Securities and allocate proceeds or other property received to the holders of the Certificates then outstanding and unpaid, in proportion to the Accreted Value of each outstanding
                                       Class, and within each Class pro rata by face amount.

Accreted Value                         Accreted Value will mean the present
Calculation:                           value (calculated at the respective
                                       Offering Yield for each Class) of the
                                       future payments on the Underlying Bonds
                                       due an investor in a Debt Unit.

Denominations:                         Minimum of $1,000 and integral multiples
                                       of $1,000 in excess thereof.

Certificate Ratings:                   A1 by Moody's and A+ by S&P


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risk of illiquidity and similar risks. In certain transactions, counterparties


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